EXHIBIT 11.1

BAIRNCO CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE

FOR THE QUARTERS ENDED OCTOBER 1, 2005 AND OCTOBER 2, 2004

(Unaudited)

	2005	2004
BASIC EARNINGS PER COMMON SHARE:

Income from continuing operations	$ 215,000	$ 860,000
Income from spun off subsidiary, net of tax	-	24,695,000
Net income	$ 215,000	$ 25,555,000

Average common shares outstanding	7,346,000	7,368,000

Basic earnings per share from continuing operations	$ 0.03	$ 0.12
Basic earnings per share from spun off subsidiary	-	3.35
Basic earnings per share	$ 0.03	$ 3.47

DILUTED EARNINGS PER COMMON SHARE:

Income from continuing operations	$ 215,000	$ 860,000
Income from spun off subsidiary, net of tax	-	24,695,000
Net income	$ 215,000	$ 25,555,000

Average common shares outstanding	7,346,000	7,368,000
Dilutive effect of restricted stock	79,000	61,000
Common shares issuable in respect to options issued to employees with a dilutive effect	187,000	158,000
Total diluted common shares outstanding	7,612,000	7,587,000

Diluted earnings per share from continuing operations	$ 0.03	$ 0.11
Diluted earnings per share from spun off subsidiary	-	3.25
Diluted earnings per share	$ 0.03	$ 3.37

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EXHIBIT 11.2

BAIRNCO CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE

FOR THE NINE MONTHS ENDED OCTOBER 1, 2005 AND OCTOBER 2, 2004

(Unaudited)

	2005	2004
BASIC EARNINGS PER COMMON SHARE:

Income from continuing operations	$ 2,726,000	$ 3,245,000
Income from spun off subsidiary, net of tax	-	24,695,000
Net income	$ 2,726,000	$ 27,940,000

Average common shares outstanding	7,379,000	7,355,000

Basic earnings per share from continuing operations	$ 0.37	$ 0.44
Basic earnings per share from spun off subsidiary	-	3.36
Basic Earnings Per Common Share	$ 0.37	$ 3.80

DILUTED EARNINGS PER COMMON SHARE:

Income from continuing operations	$ 2,726,000	$ 3,245,000
Income from spun off subsidiary, net of tax	-	24,695,000
Net income	$ 2,726,000	$ 27,940,000

Average common shares outstanding	7,379,000	7,355,000
Dilutive effect of restricted stock	79,000	57,000
Common shares issuable in respect to options issued to employees with a dilutive effect	191,000	115,000
Total diluted common shares outstanding	7,649,000	7,527,000

Diluted earnings per share from continuing operations	$ 0.36	$ 0.43
Diluted earnings per share from spun off subsidiary	-	3.28
Diluted Earnings Per Common Share	$ 0.36	$ 3.71

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